Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2400 Hanover Street, Palo Alto, California 94304

August 6, 2026

A10 Networks, Inc.

2300 Orchard Parkway

San Jose, California 95131

Ladies and Gentlemen:

We have acted as counsel for A10 Networks, Inc., a Delaware corporation (the “Company”), in connection with the potential sale by certain stockholders of the Company of up to 153,962 shares (the “Shares”) of common stock, having a par value of $0.00001, of the Company pursuant to the Registration Statement on Form S-3 (Registration No. 333-298099)(the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), and related prospectus, dated August 6, 2026, as supplemented by the prospectus supplement dated August 6, 2026 relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”) relating to the registration of 153,962 shares (the “Shares”).

We have reviewed the Registration Statement, the Prospectus and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

Our opinion set forth in this letter is limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP